UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 7, 2008

LATTICE CORPORATION
(Exact name of registrant as specified in charter)

Delaware		22-2011859
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

7150 N. Pennsauken, New Jersey 08109
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (856)910-1166

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 7, 2008, Lattice Incorporated (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with the Private Bank of Peninsula (“Private Bank”) pursuant to which Private Bank agreed to extend a line of credit of up to $2.4 million to the Company. This amount may be increased up to a maximum of $4.0 million should Private Bank enter into a participation agreement pursuant to which Private Bank may transfer to another financial institution a participating interest in the line of credit. Pursuant to the Loan Agreement, the Company can request advances on the Line of Credit, which in the aggregate do not exceed 85% of the Company’s eligible accounts. The Line of Credit bears interest at 3% above the Prime Rate.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant

See Item 1.01 above

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

4.6	Loan and Security Agreement dated March 7, 2008*

* To be filed on amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE INCORPORATED

Date: March 13, 2008	By: /s/ Paul Burgess
Name: Paul Burgess
Chief Executive Officer